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                                                                   EXHIBIT 99.1


[BREAKAWAY LOGO]          CONTACT

                          PRESS:                      INVESTOR:

                          JOANNA BOLLES               TIM PERKINS

                          PUBLIC RELATIONS            INVESTOR RELATIONS
                          BREAKAWAY SOLUTIONS         BREAKAWAY SOLUTIONS
                          617-275-3430                617-275-3579
                          jbolles@breakaway.com       tperkins@breakaway.com

             BREAKAWAY SOLUTIONS COMMENTS ON FOURTH QUARTER OUTLOOK

BOSTON, MA -December 28, 2000 - Breakaway Solutions, Inc. (NASDAQ: BWAY), the #1 Global Full Service Provider (FSP) of ebusiness solutions offering integrated strategy, implementation and application hosting to Global 3000 collaborative ebusiness enterprises, reported today that it expects its financial results for the fourth quarter ending December 31, 2000 to be lower than the consensus of published analysts' expectations.

Breakaway Solutions expects its revenues for 2000 to be in a range of approximately $118 million to $119 million on a pro forma basis, as compared to $39 million for 1999, an increase of approximately 300%. The Company anticipates that its fourth quarter revenues for 2000 will be in a range of approximately $22.5 million to $24 million, an increase of approximately 65% from revenues for the fourth quarter of 1999. Application Hosting revenues are expected to total approximately $8.5 million in the fourth quarter of 2000, an increase of approximately 550% from hosting revenues for the fourth quarter of 1999. The Company anticipates its Application Hosting revenues for the fourth quarter of 2000 will represent 35% of its total revenue, compared to 22% for the third quarter of 2000.

Cash loss (net income excluding goodwill, amortization, increase in bad debt reserves, one-time restructuring, and one-time integration costs) for the fourth quarter of 2000 is expected to be between approximately ($0.26) to ($0.28) per fully diluted weighted average share of common stock and outstanding options.

All of the figures presented are subject to completion of the Company's upcoming annual audit, and exclude restructuring charges, charges for increased bad debt reserves, and other one-time charges.

The Company attributes the revenue and earnings shortfall to a sharp decline in business from Internet Capital Group companies, the continuing change in the market environment, and a shift in the Company's focus away from servicing dot com customers and toward engagements with brick-and-mortar collaborative ebusinesses, Global 3000 companies and autonomous divisions of Global 500 companies.


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The Company has also announced further reductions in its staff, increasing its previously announced workforce reduction from 10% to 30% of its total workforce. The Company has also taken measures to reduce its general and administrative costs. The savings from these measures will total approximately $10 million per quarter, beginning with the first quarter of 2001.

In light of the market changes, the Company has also announced its intent to allow employees to exchange their stock and stock options for either restricted stock or new options to be granted six months after the date of the exchange.

"Like many in our sector, Breakaway Solutions has felt the impact of a changing marketplace, particularly a shift away from a reliance on dot com revenues. Unfortunately, these market changes have combined with Internet Capital Group's reduction of its investments in its affiliate companies to make this quarter particularly challenging," said Gordon Brooks, president and CEO of Breakaway Solutions. "The good news is we expect ICG affiliated and venture-backed dot com revenues to continue to substantially diminish as a percentage of our total revenues in the first quarter of 2001."

"We strongly believe that our experience, unique business model and ability to deliver value for larger, collaborative enterprises positions us well for future growth," Mr. Brooks continued. "We have put into place the cost-cutting measures that will help us in the short term. More importantly, however, we are seeing an increase in demand for our services from established companies such as Fuji and Motorola, and our backlog stands at more than $17 million for the first quarter of 2001. We are comfortable with our backlog and visibility and expect sequential quarterly growth in the first quarter of 2001. This demonstrates the magnetism of our Full Service Provider business model."

Highlights of the quarter included:

- 22% of the Company's revenues are anticipated to be from its largest five customers as compared to 31% in the third quarter of 2000. o Recent Global 3000 customer wins such as Fuji, Motorola, Strong Capital Management, and MIT Technology Review. o The addition of 23 new Application Hosting customers in the fourth quarter 2000.

- The increase in attraction to Breakaway's Managed Services offering with the addition of 16 customers such as Anadys Pharmaceuticals, Emerge, Massachusetts Health Data Consortium, and OnMoney.

- Revenues from Internet Capital Group and its affiliated companies fell to approximately $4.6 million for the fourth quarter 2000, 67% less than in the third quarter of 2000. Further, ICG and its affiliated company revenues for the month of December are expected to be approximately $825,000, including engagements from such established businesses as RightWorks and VerticalNet.

- Revenues from venture-backed dot com companies are expected to be approximately $3.4 million in the fourth quarter of 2000, 48% less than in the third quarter of 2000. Venture-backed dot com revenues declined to approximately $740,000 for the month of December.

- Breakaway Solutions has continued to build and strengthen its sales organization to 75 professionals, an increase from 66 in the third quarter of 2000.

- Breakaway Solutions has continued to strengthen partner and alliance relations including the participation with Microsoft's coalition of business and technology leaders spearheading the Universal Description, Discovery and Integration (UDDI) project designed to accelerate and broaden business-to-business (B2B) integration and commerce on the Internet.

- Expanded storage capabilities and created a new practice called Storage Solutions Services to focus on the delivery of complex storage infrastructure solutions that includes secure and distributed SAN, NAS and Media storage.

The Company is scheduled to report final results for 2000 on the evening of February 16, 2001, and will be prepared to comment on 2001 revenue and earnings projections at that time. The call can also be accessed via the Breakaway Solutions corporate Web site at WWW.BREAKAWAY.COM and at WWW.VCALL.COM. ABOUT

BREAKAWAY SOLUTIONS Breakaway Solutions, Inc. (Nasdaq: BWAY - NEWS) is the #1 Global Full Service Provider (FSP) of e-business solutions specializing in defining, creating, and operating sustainable digital businesses for Global 3000 collaborative enterprises through strategy, e- business implementation, and application hosting services. Headquartered in Boston, Mass., Breakaway Solutions has a network of regional offices and Internet Solutions Centers in major cities across the U.S. and in Europe, as well as 11 Application Hosting facilities in North America, Europe, Asia and Australia. Breakaway Solutions can be reached at 617/275-3000 or at www.breakaway.com.

Except for the historical information contained in this announcement, the matters discussed in this announcement are "forward-looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including risks relating to the attractiveness of Breakaway's Full Service Provider model to its current and prospective customers, likely variations in quarterly revenues and operating results, the ability to realize benefits from acquisitions and strategic alliances, risks in conducting business outside the United States, the adoption and acceptance of application hosting services by growing enterprises, personnel and customer retention, ability to raise additional capital, equity dilution, business change, product acceptance and customer demand, variation in quarterly results, competition, and growth management detailed from time-to-time in Breakaway Solutions, Inc.'s filings with the Securities and Exchange Commission. Breakaway Solutions, Inc. draws the reader's attention to the factors described in its Quarterly Report on Form 10-Q for the Period Ended September 30, 2000 under the heading "Factors That May Affect Future Results." Any such forward-looking statements speak only as of the date such statements are made, and the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements or otherwise update or supplement this announcement or the risk factors contained in its filings with the Securities and Exchange Commission.

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